Exhibit 99.1

Johnson Controls Contacts:	Glen Ponczak — Investors 414-524-2375 Monica Levy — Media 414-524-2695
York Contacts:	Dave Kornblatt-Investors 717-771-7008 Helen Marsteller-Media 717-771-7451
RELEASE: August 24, 2005
JOHNSON CONTROLS TO ACQUIRE YORK FOR $56.50 PER SHARE
•	$3.2 Billion Transaction To Nearly Double Johnson Controls Position in the Global Building Environments Industry
•	Will Create the Largest Global Provider to the High-Margin Building Services Market
•	To Provide Customers with a Single Source of Integrated Products, Systems and Services
•	Over $275 Million in Synergies Expected
•	Anticipated to Be Modestly Accretive in First Year
     MILWAUKEE, WISCONSIN, and YORK, PENNSYLVANIA, August 24, 2005...Johnson Controls, Inc. (NYSE: JCI) and York International Corporation (NYSE: YRK) announced today that Johnson Controls will acquire York, a global supplier of heating, ventilating, air-conditioning and refrigeration (HVAC&R) equipment and services.
     York, with estimated sales of nearly $5 billion, will become part of the nearly $6 billion Controls Group of Johnson Controls. The combination of the Controls Group and York is expected to increase Johnson Controls rate of growth in the $200 billion industry for global building environments. Johnson Controls fiscal 2005 consolidated sales from continuing operations, including its automotive seating/interiors and battery businesses, are forecast at nearly $28 billion.
     Under the definitive agreement unanimously approved by the Boards of Directors of both companies, Johnson Controls will acquire York in an all-cash transaction in which York shareholders will receive $56.50 for each outstanding share of York common stock. The total value of the acquisition is anticipated to be approximately $3.2 billion, including the assumption of approximately $800 million of York debt. Johnson Controls expects to finance the transaction with short and long-term borrowings.
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August 24, 2005

     The transaction is expected to be modestly accretive to Johnson Controls earnings per share in fiscal 2006. Over $275 million of annual synergies, primarily related to cost efficiencies and a lower effective tax rate, are anticipated to be achieved by 2008.
     The combination of York, a leader in the manufacturing and service of heating and cooling equipment, with Johnson Controls, an industry leader in the technologies which control that equipment, is a natural and strategic growth opportunity.
     As a result of the combination, Johnson Controls will:
- Design and sell integrated controls and HVAC&R equipment;
- Become the largest global provider to the high-margin building services market; and
- Capitalize on significant opportunities to supply products and services to each other’s customers.
     In addition, Johnson Controls global market reach will be enhanced, as the businesses collectively serve customers from over 500 sales and service offices and reach more than 125 countries. The two companies are market leaders in North America and Europe, and have complementary operations in the faster growing regions of Asia (especially China), Central Europe, the Middle East and Latin America.
     John M. Barth, Chairman and Chief Executive Officer of Johnson Controls, said, “Johnson Controls and York are ideal partners, and this transaction will bring significant benefits to shareholders, customers and employees of both companies. By joining with York, a market leader with a strong growth outlook, Johnson Controls is staking out a strategic leadership position in the global building environments industry that will offer significant growth potential and synergies with our Controls business. Importantly, Johnson Controls will maintain its strong financial position, while substantially diversifying our business mix.”
     He added, “The transaction will enable us to become a single source of integrated products and services that building owners want in order to optimize comfort and energy efficiency. With the addition of York, we will have enhanced HVAC&R, controls, fire and security capabilities. Bringing together our two organizations will also create the largest building services force in the world, strongly positioning us to capture an increased share of the fragmented $130 billion global services market for commercial buildings.”
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August 24, 2005

     C. David Myers, President and Chief Executive Officer of York, said, “Our business continues to strengthen and is at the point where it is in the best interests of our shareholders, customers and employees to join forces with an industry leader in control systems and services. The combination of these two great companies, with similar cultures of innovation, critical values and customer service, points toward an outstanding future. We look forward to working with Johnson Controls and delivering the benefits of this exciting transaction.”
     “We’re confident that we’ll achieve the resulting growth and cost synergies available through the pairing of these two companies,” Mr. Barth said. “Johnson Controls has a long history of successfully integrating and growing companies we’ve acquired. We’re excited about joining with York to continue building on the success of these two great brands and bringing value to our shareholders.”
     Johnson Controls said that the acquisition would improve the balance of its consolidated sales and earnings among its three businesses. On a pro forma basis assuming the acquisition was completed on September 30, 2004, and using analyst 2005 consensus estimates for York, Johnson Controls projected consolidated sales for 2005 would be comprised of 32% Controls/HVAC&R, 9% Battery and 59% Automotive Seating/Interiors.
     Johnson Controls anticipates the transaction will close in December 2005, subject to customary closing conditions that include regulatory approvals and York shareholder approval. York’s Board of Directors has unanimously recommended that York shareholders vote in favor of the transaction at a shareholders meeting that will be scheduled as soon as practicable.
STRATEGIC BENEFITS OF THE TRANSACTION
     The combination of Johnson Controls and York will produce a number of important benefits, including the following:
•	Greater scope and scale with expected 2005 pro forma annualized revenue of $11 billion in the building environments industry
•	Access to a larger, $200 billion global market
•	Prospects for substantial growth from supplying products and services to each other’s customers
•	Ability to provide customers with bundled HVAC&R equipment and controls
•	A stronger position in growing international markets, especially China, Central Europe, Latin America and the Middle East
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August 24, 2005

•	Approximately 500 sales and service offices, representation in over 125 countries and 55,000 employees serving the building environments market
FINANCIAL BENEFITS OF THE TRANSACTION
     The acquisition is also expected to:
•	Increase the rate of organic sales growth for the controls segment of Johnson Controls
•	Provide synergies of over $275 million by 2008 in advanced technology, delivery channels, procurement and administration
•	Result in a lower effective tax rate for Johnson Controls
•	Generate modest earnings accretion in fiscal 2006
•	Enable Johnson Controls to maintain its current strong financial position
     JPMorgan has served as financial advisor and Foley & Lardner has served as legal advisor to Johnson Controls. York’s financial advisor is Credit Suisse First Boston LLC and its legal counsel is Wachtell, Lipton, Rosen & Katz.
ANALYST WEBCAST
     Johnson Controls and York executives will discuss the transaction on a conference call and webcast held tomorrow, August 25, at 9:30 a.m. Eastern Time. To access the live webcast and download presentation materials visit www.johnsoncontrols.com. The webcast will also be available at that site for delayed listening.
FORWARD LOOKING STATEMENTS
     Johnson Controls and York have made forward-looking statements in this document pertaining to the planned acquisition of York by Johnson Controls that are based on preliminary data and are subject to risks and uncertainties. Such statements include expected synergies and pro forma or expected sales. Forward-looking statements include information concerning possible or assumed future risks and may include words such as “believes,” “forecasts,” “expects,” “outlook” or similar expressions. For all forward looking statements, the companies caution that numerous important factors, such as approval by York shareholders of the transaction, regulatory approvals, achievement of growth and cost synergies, potential disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the strength of the U.S. or other economies, cancellation of commercial contracts, and other risks attendant to the respective businesses of Johnson Controls and York, including those factors discussed in Johnson Controls’ Form 8-K (dated October 26, 2004) and York’s SEC filings, could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the companies.
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August 24, 2005

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
York will file a Proxy Statement and both Johnson Controls and York may file other relevant documents regarding this transaction with the Securities and Exchange Commission (the “SEC”).
York will mail the Proxy Statement to its stockholders. The Proxy Statement will contain important information about the transaction, and York urges you to read these documents when they become available.
You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from York’s website (www.york.com).
PARTICIPANTS IN THIS TRANSACTION
York International Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from York stockholders in connection with this transaction. Information about the directors and executive officers of York and information about other persons who may be deemed participants in this transaction will be included in the Proxy Statement. You can find information about York’s executive officers and directors in York’s definitive proxy statement filed with the SEC on April 22, 2005. You can obtain a free copy of this document at www.york.com or www.sec.com.
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August 24, 2005

JOHNSON CONTROLS, INC. FACT SHEET
COMPANY DESCRIPTION:
Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Headquarters: Milwaukee, Wisconsin. www.johnsoncontrols.com

2004 FINANCIALS (CONTINUING OPERATIONS):
Sales	$25.4 billion (NA 53%, Europe 39%, Rest of World 8%)
Net Income	$766.8 million
The company has had 58 consecutive years of sales increases, 14 consecutive years of earnings increases and 30 successive years of dividend increases. Dividends have been paid consecutively since 1887. 10-year net sales CAGR of 16%; net income of 18%.
HISTORY: Founded in Milwaukee, Wisconsin in 1885 by Warren S. Johnson, inventor of the first electric room thermostat.
BUSINESSES:
—Controls (21% of 2004 sales)
Global leader in control systems and services for heating, ventilating, air conditioning (HVAC), lighting, security and fire management for nonresidential buildings, facility management and consulting services.
—Seating and Interiors (70% of 2004 sales)
Global market leader in automotive seating and interior systems, including overhead, door, instrument panel, and electronics products.
—Battery (9% of 2004 sales)
Global market leader in automotive batteries for both the automotive replacement and original equipment markets. Acquired automotive battery business of Delphi in July 2005.
LOCATIONS: 300 manufacturing plants, 330 controls sales and service branch offices
EMPLOYEES: 120,000
RECENT RECOGNITION:
•	#71 on Fortune 500 listing — Fortune Magazine
•	“Perfect Score” in Corporate Governance — Governance Metrics International
•	Int’l. Gold Medal for Excellence in Sustainable Development — World Environment Center
•	Billion Dollar Roundtable for Minority Purchasing
•	100 Best Companies for Employee Training — Training Magazine
•	50 Best Manufacturing Companies — Industry Week Magazine
•	“FTSE4Good” stock index — FTSE Group
MEDIA CONTACT INFORMATION:
Monica Levy, Executive Director, Brand and Corporate Communication
Johnson Controls, Inc.
414-524-2695
Monica.J.Levy@jci.com
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August 24, 2005

YORK INTERNATIONAL FACT SHEET
COMPANY DESCRIPTION:
York International is the largest independent supplier of heating, ventilation, air-conditioning, and refrigeration (HVAC&R) systems and solutions. York designs, manufactures, sells, and services HVAC systems for commercial and residential markets; gas-compression equipment for industrial processing; industrial and commercial refrigeration equipment; and compressors for residential and commercial air-conditioning. Headquarters: York, Pennsylvania. www.york.com

2004 FINANCIALS:
Sales	$4.5 billion (Americas 49%; Europe 36%, Asia 15%)
Net Income	$81.6 million
Compound annual growth rate in sales of 11% since becoming an independent company in 1986. Dividends have been paid consecutively since going public in 1991.
HISTORY: Founded in 1874 in York, Pennsylvania to manufacture ice-making equipment
BRANDS: York, Frick, Coleman, Luxaire, Stal, Sabroe, Gram, Bristol Compressor
SEGMENTS:
—Global Applied (75% of 2004 revenues)
Commercial and industrial A/C mechanical equipment; industrial refrigeration equipment. Primary Customers: Mechanical contractors, consulting engineers, building owners and developers, and governmental agencies.
—Unitary Products (18% of 2004 revenues)
Residential & Light Commercial A/C Equipment. Primary customers: Independent distributors of HVAC products, mechanical contractors, and manufacturers of manufactured homes.
—Reciprocating and Scroll Compressors (7% of 2004 revenues)
Customers: Wholesalers, OEM re-sellers and international representatives.
LOCATIONS: 26 manufacturing plants in 9 countries; sales and service locations serving 125 countries
EMPLOYEES: 24,000
RECENT RECOGNITION:
•	Recipient of 2005 Climate Protection Award — U.S. Environmental Protection Agency
•	“America’s Most Admired Companies” — Fortune Magazine
•	Scored 9 out of 10 in Corporate Governance — Governance Metrics International
•	#432 on Fortune 500 listing — Fortune Magazine
MEDIA CONTACT INFORMATION:
Helen Marsteller, Vice President, Investor Relations
York International Corporation
717-771-7451
Helen.Marsteller@York.com
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